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                             SPS TECHNOLOGIES, INC.
                           RESTRICTED STOCK AWARD PLAN
                FOR OFFICERS, DIRECTORS AND NON-OFFICER EMPLOYEES


     1. PURPOSE. The purpose of this Restricted Stock Award Plan (the "Plan") is to assist SPS Technologies, Inc. (the "Company") and its subsidiaries in attracting, retaining and rewarding officers, directors and employees , by enabling such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company's shareholders, and providing such persons with an increased incentive to expend their maximum efforts for the success of the Company's business. To accomplish this purpose, the Plan provides for discretionary awards of shares of common stock, $.50 par value per share, of the Company ("Common Stock"), restricted as to transfer and subject to a risk of forfeiture and other conditions and vesting restrictions during specified periods ("Restricted Stock").

     2. ADMINISTRATION.

         (a) Authority of the Committee. The Plan shall be administered by a committee (the "Committee") which shall consist of two or more directors of the Company who are "Non-Employee Directors" within the meaning of Rule 16(b)-3 under the Securities Exchange Act of 1934, as amended, appointed by the Company's Board of Directors (the "Board"). The Committee shall have authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

             (i) to select Eligible Persons to whom Restricted Stock shall be awarded;

             (ii) to determine the number of shares of Restricted Stock to be awarded, the terms and conditions of such Restricted Stock (including, but not


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limited to, waivers and accelerations of the lapse of restrictions), and all other matters to be determined in connection with Restricted Stock;

             (iii) to adopt, amend, suspend, waive and rescind such rules and regulations, prescribe the form of each instrument, document or agreement evidencing or relating to the Restricted Stock or this Plan (each, a "Plan Agreement"), which need not be identical for each Eligible Person, and appoint agents as the Committee may deem necessary or advisable in administering the Plan; and

             (iv) to make all other decisions and determinations as may required under or respecting the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

         (b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries, Eligible Persons awarded Restricted Stock which award has not yet vested ("Participants"), and any person claiming any rights under the Plan from or through any Participant, except that the Board may take action within a reasonable time after any such Committee action superseding or overruling such Committee action. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, of holding a meeting. The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan, to the extent permitted under applicable law.

         (c) Limitation of Liability. Each member of the Committee shall be entitled to rely or act, in good faith, upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary or any agent or professional assisting in the administration of the

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Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

     3. STOCK SUBJECT TO PLAN; MAXIMUM ANNUAL AWARD. The total number of shares of Common Stock reserved and available for issuance as Restricted Stock under the Plan shall be 100,000 shares, subject to adjustment as provided in Section 9(b) of the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If an award of Restricted Stock is forfeited, the shares subject to such award will again be available for awards of Restricted Stock under the Plan. This Plan is intended to qualify as a "broadly-based" plan under applicable rules of the New York Stock Exchange and, accordingly, (i) at least a majority of the full-time, exempt U.S. employees of the Company and its subsidiaries shall be eligible to participate under the Plan, and (ii) at least a majority of the shares of Restricted Stock issued under the Plan during the three-year period commencing on the date of adoption of the Plan shall be issued to Eligible Persons who are not officers or directors of the Company within the meaning of applicable rules of the New York Stock Exchange.

     4. ELIGIBILITY. Any person who is, at the date Restricted Stock is to be awarded to such person (the "Date of Award"), an officer, director or employee of the Company or any subsidiary of the Company ("Eligible Person") shall be eligible for an award of Restricted Stock.


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     5. AWARDS OF RESTRICTED STOCK. The Committee may award Restricted Stock to an Eligible Person, subject to the terms of the Plan. Restricted Stock shall be subject to the terms of any Plan Agreement relating thereto, whether or not in the form of an agreement signed by the Company or the Participant. A Plan Agreement may contain such terms and conditions not inconsistent with the Plan as the Committee may from time to time approve (which terms and conditions may vary from Participant to Participant), subject to the following:

         (a) Consideration for Restricted Stock. Awards of Restricted Stock shall be made for the general purposes set forth in Section 1 of the Plan, in order to secure the benefits of the Participant's continued service to the Company during the period the award is outstanding. A Participant shall not be required to pay any cash consideration or other tangible or definable consideration for the Restricted Stock, nor may a Participant choose to receive other compensation in lieu of Restricted Stock awarded hereunder. Awards shall be granted in the discretion of the Committee, and no negotiation shall take place between the Company and any Participant as to the amount, timing or other terms of an award of Restricted Stock hereunder.

         (b) Restrictions Generally; Restricted Period. Restricted Stock granted under the Plan shall be subject to the risk of forfeiture under Section 5(c) and restrictions on transferability under Section 5(d) until the expiration of the period specified under Section 5(b) and 5(c) (the "Restricted Period"). The Restricted Period shall begin at the Date of Award of the Restricted Stock and shall expire, as to all or incrementally as to some portion of such Restricted Stock, as determined by the Committee at the Date of Grant; provided, however, that the expiration of the Restricted Period applicable to such Restricted Stock shall be automatically accelerated in the circumstances and to the extent

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specified in Section 5(c) or in the event of a Change of Control as specified under Section 8, and the Committee may otherwise, in its discretion, accelerate the expiration of the Restricted Period applicable to any Restricted Stock.

         (c) Termination of Participant's Employment. During the applicable Restricted Period, if there occurs a termination of a Participant's employment or directorship immediately after which he or she is not a director or full time or part-time employee of the Company or any subsidiary, the following provisions relating to, in some cases, acceleration of the expiration of the Restricted Period applicable to such Participant's Restricted Stock and, in other cases, forfeiture of such Restricted Stock, shall apply:

             (i) Death, Disability, and Retirement. In the event termination results from the Participant's death, Disability (as defined below), or normal retirement at age 65 or thereafter ("Normal Retirement") or early retirement at or after age 60 and prior to age 65 with the consent of the Company pursuant to any retirement plan ("Early Retirement"), the Restricted Period applicable to the Participant's Restricted Stock shall expire at the time of such termination. For purposes of the Plan, the existence of a "Disability" shall be determined by, or in accordance with criteria and standards adopted by, the Committee.

             (ii) Termination for the Convenience of the Company. In the event termination results from an involuntary termination of the employment or directorship of the Participant for the convenience of the Company, other than a termination for "Cause" (as defined below), any Restricted Period that would have expired on or before the next anniversary of the Date of Award after such termination shall be accelerated so as to expire at the date of such termination, but any Restricted Stock the Restricted Period of which is not so accelerated and has not expired by the date of such termination shall be forfeited. For purposes of the Plan, "Cause" shall include the Participant's neglect, refusal or failure to fulfill his or her duties and responsibilities as


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an employee or director, other than for reasons of sickness, accident or other similar causes beyond the Participant's control. Factual determinations regarding whether a Participant has engaged in such neglect, refusal or failure and has therefore been terminated for "Cause" shall be made in the sole judgment of the Committee, which determination shall be final and binding on the Participant and the Company.

             (iii) Other Terminations. In the event of termination of the Participant's employment or directorship voluntarily by the Participant, involuntarily by the Company for Cause, or for any reason other than those specified in Sections 5(c)(i) and (ii) above, any Restricted Stock the Restricted Period of which has not expired at the date of such termination shall be forfeited.

         (d) Nontransferability. During the applicable Restricted Period, Restricted Stock and all rights relating thereto shall not be transferable or assignable by a Participant, other than by will or the laws of descent and distribution, and any right relating to Restricted Stock may be exercised, during the lifetime of the Participant, only by the Participant or his or her guardian or legal representative. In addition, during the applicable Restricted Period such Restricted Stock shall not be pledged, hypothecated or otherwise encumbered in any way or subject to execution, attachment or similar process, except with the express written consent of the Committee.

         (e) Dividends. A participant shall be entitled to receive dividends in respect of Restricted Stock, as follows:

             (i) Relating to Regular Cash Dividends. If the Company declares and pays any regular cash dividend or distribution on Common Stock, the record date of which is prior to the expiration of the Restricted Period applicable to a Participant's Restricted Stock, the Company shall pay to the Participant, as


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promptly as practicable after the payment date of such dividend or distribution, a cash amount equal to the amount of cash actually paid as a dividend or distribution per share of Common Stock multiplied by the number of the shares of such Restricted Stock.

             (ii) Relating to Extraordinary Stock Dividends and Stock Splits. If the Company declares and pays a dividend or distribution in the form of Common Stock payable on Common Stock or there occurs a forward stock split of the Common Stock, the record date of which is prior to the expiration of the Restricted Period applicable to a Participant's Restricted Stock, the Company shall credit to the Participant a number of shares of additional Restricted Stock (which may either include any fractional share, provide for cash in lieu of any fractional share or round off any such fractional share to the nearest whole share without payment of cash in lieu thereof, as determined by the Committee) equal to the number of shares of Common Stock distributed as a dividend or distribution per share of Common Stock or distributed as a result of the stock split per share of Common Stock, multiplied by the number of shares of such Restricted Stock.

             (iii) Relating to Other Extraordinary Dividends. If the Company declares and pays an extraordinary dividend or distribution in the form of cash or other property (other than Common Stock) payable on Common Stock, the record date of which is prior to the expiration of the Restricted Period applicable to a Participant's Restricted Stock, the Company shall, in accordance with the determination of the Committee prior to the payment date for such dividend or distribution, either (A) pay to the Participant, as promptly as practicable after the payment date of such dividend or distribution, a cash amount equal to the amount of cash actually paid, plus the fair market value at such record date of any property other than Common Stock actually paid, as a dividend or

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distribution per share of Common Stock multiplied by the number of shares of such Restricted Stock of the Participant or (B) distribute to the Participant, as promptly as practicable after the payment date of such dividend or distribution, property of the type and in the amount distributed in respect of one share of Common Stock for each share of such Restricted Stock of the Participant.

             (iv) Restrictions Applicable to Restricted Stock Resulting from Stock Dividends or Stock Splits. Additional shares of Restricted Stock credited under Section 5(e)(ii) will be subject to the same Restricted Period (including forfeiture conditions under Section 5(c) and nontransferability conditions under
Section 5(d)) as applied to the Restricted Stock with respect to which such additional shares were credited. No such additional Restricted Stock will be credited to a Participant in respect of Restricted Stock forfeited under Section 5(c) on or before the payment date for the dividend or distribution. A Participant shall be entitled to receive cash dividends in respect of Restricted Stock prior to the full vesting thereof only as hereinabove provided.

     6. SETTLEMENT. In the event Restricted Stock is held in escrow pursuant to an escrow agreement, Restricted Stock not forfeited under Section 5(c) shall be delivered to the Participant on the date on which the Restricted Period applicable to such Restricted Stock expires or as promptly as practicable thereafter. Upon delivery of escrowed Restricted Stock to the Participant upon lapse of the Restricted Period, all obligations of the Company in respect of such Restricted Stock award shall be terminated.

     7. WITHHOLDING. The Company and any subsidiary may deduct from any payment to be made to a Participant any amount that federal, state, local or foreign tax law requires to be withheld with respect to the award or issuance of Restricted Stock. At the election of the Committee, the Company may withhold from the



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shares of Common Stock to be delivered upon expiration of the Restricted Period that number of shares having a Fair Market Value, at the date such Restricted Period expired, equal to the amount of such withholding taxes. "Fair Market Value" as of a given date means the closing sale price of Common Stock reported in the table entitled New York Stock Exchange or any successor table in the Wall Street Journal (or, if Common Stock is then principally traded on another national securities exchange, in the table reporting composite transactions for such exchange) for such date or, if no shares of Common Stock were traded on that date, on the next preceding day on which there was such a trade.

     8. CHANGE OF CONTROL PROVISIONS.

         (a) Acceleration of Expiration of Restrictions. Upon the occurrence of a Change of Control after the grant of Restricted Stock and while such Restricted Stock is outstanding, the Restricted Period applicable to such Restricted Stock shall immediately expire.

         (b) Change of Control. A "Change of Control" shall be deemed to have taken place if:

             (i) any Person (except the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan, or an Exempted Person), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of more than 20% of the Common Stock of the Company then outstanding;

             (ii) an Exempted Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 30% or more of the Common Stock of the Company; or


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             (iii) during any thirty-six month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors in office at the time of such election or nomination (A) who were directors at the beginning of such period, or (B) whose election or nomination was so approved.

         (c) Inadvertent Change. If a Person inadvertently becomes a Beneficial Owner of Common Stock of the Company aggregating the amounts described in subsection 8(b) and as soon as practicable divests of a sufficient amount of such stock so as to hold less than the amounts there described, then, despite the provisions of subsection 8(b), a Change of Control shall not be deemed to have taken place.

         (d) Certain Definitions. For purposes of subsections 8(b) and 8(c), the following terms shall have the meanings specified in this subsection 8(d):

             (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

             (ii) A person shall be deemed the "Beneficial Owner" of any securities:

                  (1) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or


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otherwise; provided, however, that a Person shall not be deemed the "Beneficial
Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

                  (2) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Personal shall not be deemed the "Beneficial Owner" of any security under this subsection (2) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (3) that are beneficially owned, directly or indirectly, by any Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection 2 above) or disposing of any voting securities of the Company;

provided, however, that nothing is subsection 8(d)(ii) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner"


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of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

             (iii) "Exempted Person" shall mean the group known as GAMCO Investors/Gabelli Funds, Inc. as identified in the most recent Schedule 13D filed by such group prior to February 10, 2000, unless and until such group or any person in such group, together will all Affiliates and Associates of such group or any person in such group, becomes the Beneficial Owner of 30% or more of the Common Stock then outstanding. The purchaser, assignee or transferee of the Common Stock of an Exempted Person shall not be an Exempted Person. Any amendments made to the definition of "Exempted Person" in the Rights Agreement dated November 17, 1998 by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, as heretofore amended (the "Rights Agreement") shall automatically, without further action by the Company or the Participant, be incorporated herein.

             (iv) "Person" shall mean any individual, firm, corporation, partnership or other entity.

             (v) "Subsidiary" shall mean any corporation, partnership or other entity that is controlled by the Company directly or through one or more intermediaries.

     9. GENERAL PROVISIONS.

         (a) Compliance With Legal and Other Requirements. The award and delivery of Restricted Stock and other obligations of the Company under the Plan will be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Common Stock or removal of any legend thereon upon the expiration of any Restricted Period until completion of any required action under any federal or


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state law, rule or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations, designation or listing requirements or other contractual obligations.

         (b) Adjustments. In the event that the Committee shall determine that any extraordinary dividend or distribution (whether in the form of cash, Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate to carry out the purposes of the Plan and to prevent dilution or enlargement of the rights of Participants under the Plan (after taking into account any dividend equivalents paid or credited and/or Restricted Stock credited under Section 5 to Participants as a result of such transaction or event), then the Committee shall, in such manner as it may deem equitable, adjust the number and/or kind of shares of Common Stock which may thereafter be issued under the Plan in connection with then outstanding Restricted Stock or the number and/or kind of shares of Common Stock issuable hereunder. For purposes of the Plan, the term "Common Stock" shall include any security that may be substituted or resubstituted for Common Stock pursuant to this Section 9(b).

         (c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the award of Restricted Stock, shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment at any time.


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         (d) No Rights to Participate; No Shareholder Rights. No Participant or
employee will have any claim or right to participate in the Plan, and the Company will have no obligation to continue the Plan. An award of Restricted Stock will confer on the Participant the rights of a shareholder of the Company in respect of such Restricted Stock (including the right to vote Restricted Stock and Common Stock credited to a Participant under Section 5 or receive dividends or distributions) as herein set forth.

         (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of Participants; provided, however, that, without the consent of an affected Participant, no such action shall materially and adversely affect the rights of such Participant with respect to outstanding Restricted Stock that has not otherwise been forfeited.

         (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the Pennsylvania Business Corporation Law and to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

     10. RESTRICTIVE LEGEND. Each certificate evidencing Restricted Stock shall bear an appropriate legend referring to the Plan and the restrictions applicable to said Restricted Stock. Any attempt to dispose of Restricted Stock in contravention of such restrictions shall be void and ineffective. The Committee may require that the certificates evidencing Restricted Shares (and any shares issued in respect thereof under Section 5) be held in escrow or by the Company




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itself until all restrictions relating thereto shall have lapsed and may require a Participant to deliver to the Company or escrow agent one or more blank stock powers relating to the Restricted Stock.

     11. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on February 10, 2000. Unless earlier terminated by the Board under Section 9(e), the Plan shall terminate at such time as no shares of Common Stock remain available for delivery under the Plan and no Restricted Stock previously awarded under the Plan remains outstanding.

ADOPTED BY THE BOARD OF DIRECTORS:  FEBRUARY 10, 2000